Correction: Kandi Technologies Reports First Quarter
2016 Financial Results

JINHUA, CHINA-- (May 10, 2016) - Kandi Technologies Group, Inc. (the “Company,” “we” or “Kandi”) (NASDAQ GS: KNDI), announced a correction to its press release issued on Tuesday, May 10, 2016 entitled, “Kandi Technologies Reports First Quarter 2016 Financial Results.”

In the press release issued at 7:00 am ET, “Amount due from JV Company, net”, “Land use rights, net”, “Construction in progress” were missing from Balance Sheets and “Due from related party” was missing from Statements of Cash Flows due to the table format adjustment. There are also cosmetic edits in the wording of certain entries in the financial statement tables.

The complete press release with corrected information is as follows:

JINHUA, CHINA-- (May 10, 2016) - Kandi Technologies Group, Inc. (the “Company,” “we” or “Kandi”) (NASDAQ GS: KNDI), today announced its financial results for the first quarter of 2016.

First Quarter Highlights

•	Total revenues grew 15.7% to $50.7 million for the first quarter of 2016, from $43.8 million for the same period of 2015.
•	Electric Vehicle (“EV”) parts sales increased 7.5% to $46.2 million for the first quarter of 2016, compared with $43.0 million in the same period of 2015.
•	GAAP net income for the first quarter of 2016 was $0.1 million, or $0.00 per fully diluted share, compared with $6.1 million, or $0.13 per fully diluted share in the same period of 2015.
•

Non-GAAP adjusted net income[1], which excludes stock award expenses and changes in the fair value of financial derivatives, was $3.7 million in the first quarter of 2016, compared with $3.4 million of the same period of 2015. Non-GAAP adjusted earnings per share[1] was approximately $0.08 per fully diluted share for the first quarter of 2016 compared with $0.07 per fully diluted share for the same quarter of 2015;

•	Working capital surplus was $72.5 million as of March 31, 2016. Cash, cash equivalents and restricted cash totaled $29.7 million as of March 31, 2016.

“In this quarter, various elements, including the newly approved product list from Ministry of Industrial and Information Technology of China (“MIIT”) for national subsidies and the subsequent pending of the list of vehicles entitled to purchase tax exemption from the National Tax Bureau heavily impacted the JV Company’s sales and also Kandi’s financial performance,” commented Mr. Hu Xiaoming, Chairman and Chief Executive Officer of Kandi, “After confirming that four EV products of the JV Company were on the newly approved list which qualified for purchase tax exemption, the JV Company has started to sell EV products since April 2016. Although the JV Company has no sales in the first quarter, I believe it will catch up in the rest of the year and achieve the full year target. We expect to deliver 5,500-6,000 EV products in the second quarter and no less than 35,000 EVs for the full year. Out of our full year targets of 35,000 EVs, we anticipate 10,000 of them be used for our Micro Public Transportation Program while 25,000 EVs be allocated to the direct sales channel.”

______________________________
1 Non-GAAP measures, including the Non-GAAP net income and Non-GAAP EPS are defined as the financial measures excluding the change of the fair value of financial derivatives and the effects of the stock award expense. We supply non-GAAP information because we believe it allows our investors to obtain a clearer understanding of our operations. Any non-GAAP measures should not be considered as a substitute for, and should only be read in conjunction with, measures of financial performance prepared in accordance with GAAP.

“In 2016, the JV Company continues to develop more distribution channels and service stores to achieve the direct sales target of 25,000 or more EVs.” Mr. Hu Xiaoming commented further, “Till May 2016, the JV Company has establish 74 service stores countrywide to cover the main market in those important cities, some of which are shared with Geely’s distribution channel, such as Beijing, Shanghai, Nanjing, Suzhou, Haikou. Meanwhile, the JV Company also works with independent distributors closely and plans to establish the strategic partnership with 4-5 strategic distribution partners, including Pangda Automobiles Sales Group Inc., Henxing Automobiles Group Inc. and others.”

“Despite of the lack of EV products sales by our JV Company in this quarter, Kandi still has revenue growth of 15.7% during this quarter compared to the same period of 2015. However, our net profit has been significantly impacted by the JV Company’s net profit during the quarter.” added Mr. Wang Cheng, Chief Financial Officer of Kandi, “I believe we can achieve good financial performance in line with the revenue growth from the JV Company for the rest of the 2016.”

Net Revenues and Gross Profit

	1Q16	1Q15	Y-o-Y%
Net Revenues (US$mln)	$50.7	$43.8	15.7%
Gross Profit (US$mln)	$6.7	$6.4	5.5%
Gross Margin	13.3%	14.6%	-

Net revenues for the first quarter increased 15.7% compared to the same period last year. The increase in net revenues was mainly due to the 7.5% EV parts sales growth and the EV products sales by the Company of $3.8 million on the EV products in the stock.

Operating Income (Loss)

	1Q16	1Q15	Y-o-Y%
Operating Expenses (US$mln)	$8.3	$4.5	85.5%
Operating Income (Loss) (US$mln)	($1.6)	$1.9	-
Operating Margin	-3.1%	4.4%	-
Operating Income (Loss) (US$mln) (Non- GAAP)	$5.3	$4.0	34.5%

Total operating expenses in the first quarter were $8.3 million, compared with $4.5 million in the same quarter of 2015. The increase in total operating expenses was due to the increased stock compensation expense, which was $6.9 million in this quarter, compared with $2.0 million in the same quarter last year. Excluding stock compensation expenses, operation expenses in the first quarter of 2016 were $1.4 million, compared with $2.4 million in the same quarter last year. The decrease was mainly due to research and development expenses savings of $0.4 million and the one-time legal expense $0.5 million occurred in 2015.

GAAP Net Income

	1Q16	1Q15	Y-o-Y%
Net Income (Loss) (US$mln)	$0.1	$6.1	-98.6%
Earnings per Weighted Average Common Share	$0.00	$0.13	-
Earnings per Weighted Average Diluted Share	$0.00	$0.13	-
Stock award expenses	$6.9	$2.0	236.0%
Change of the fair value of financial derivatives	($3.3)	($4.8)	-
Non-GAAP net income (loss) from continuing operations	$3.7	$3.4	7.5%

Net income was $0.1 million in the first quarter, compared with $6.1 million in the same quarter of 2015. Net income was affected by significant increases in stock option expense amortization and the loss from the JV Company and also the change of the fair value of financial derivatives.

Non-GAAP net income was $3.7 million, a 7.5% increase in the first quarter of 2016 compared to $3.4 million in the same quarter of 2015. The increase in Non-GAAP net income was in line with the revenue growth in the quarter.

JV Company Financial Results

In the first quarter, the JV Company has no EV products sales, compared to 1,670 EV products sold in the same quarter of 2015. In this quarter, the newly approved product list from the MIIT for national subsidies and the subsequent pending for the list of vehicles entitled to purchase tax exemption from the National Tax Bureau heavily impacted the JV Company’s sales and also Kandi’s financial performance. After confirming that four EV products of the JV Company were on the newly approved list which qualified for the purchase tax exemption, the JV Company has started to sell EV products since April 2016.

The condensed financial income statement of the JV Company in the first quarter is as below:

	1Q16	1Q15	Y-o-Y%
Net Revenues (US$mln)	($0.5)	$30.6	-101.6%
Gross Profit (US$mln)	($1.1)	$8.0	-113.3%
Gross Margin	-	26.1%	-
Net Income	($8.1)	$0.8	-
% of Net revenue	-	2.6%	-

There was no EV products sold by the JV Company in the first quarter and the negative amount was a small price discount occurred in this quarter.

Kandi’s investments in the JV Company are accounted for under the equity method of accounting, as Kandi has a 50% ownership interest in the JV Company. As a result, Kandi recorded 50% of the JV Company’s loss for $4.0 million for the this quarter. After eliminating intra-entity profits and losses, Kandi’s share of the after tax loss of the JV Company was $4.8 million for the first quarter of 2016.

Outlook

For the second quarter of 2016, Kandi expects net revenues to be in the range of $55 million to $57 million, with gross margin in the range of 12.5% to 13.5% . For the full year 2016, Kandi expects net revenues to be in the range of $270 million to $300 million.

The Company also expects the JV Company to deliver 5,500-6,000 EV products in the second quarter and a total of 35,000 or more EV products in the full year of 2016.

This outlook reflects the current view of the management, which is subject to change.

First Quarter of 2016 Conference Call Details

The Company has scheduled a conference call and live webcast to discuss the financial results at 8:00 AM (U.S. Eastern time) on May 10, 2016 (8:00 PM Beijing time on May 10, 2016). Mr. Hu Xiaoming, Chief Executive Officer and Mr. Wang Cheng (Henry), Chief Financial Officer, will deliver prepared remarks, followed by a question and answer session.

The dial-in details for the conference call are as follows:

•	Toll-free dial-in number: +1 855-327-6837
•	International dial-in number: +1 631-891-4304
•	Conference ID: 10001128
•	Webcast and replay: http://public.viavid.com/index.php?id=119454

The live audio webcast of the call can also be accessed by visiting Kandi's Investor Relations website at http://ir.kandivehicle.com. An archive of the webcast will be available on the Company's website following the live call.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua, Zhejiang Province, is engaged in the research and development, manufacturing and sales of various vehicle products. Kandi has established itself as one of China's leading manufacturers of pure electric vehicle ("EV") products (through its joint venture), EV parts and off-road vehicles. More information can be viewed at the Company's corporate website at http://www.kandivehicle.com. The Company routinely posts important information on its website.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Follow us on Twitter: @ Kandi_Group

Company Contact:

Ms. Kewa Luo
Kandi Technologies Group, Inc.
Phone: 1-212-551-3610
Email: IR@kandigroup.com

- Tables Below -

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2016	2015

Current assets
Cash and cash equivalents	$13,447,666	$16,738,559
Restricted cash	16,277,051	16,172,009
Short term investment	3,100,391	1,613,727

Accounts receivable	40,867,698	8,136,421
Inventories (net of provision for slow moving inventory of 489,057 and 485,901 as of March 31, 2016 and December 31, 2015, respectively	25,814,430	17,773,679
Notes receivable	11,276,387	13,033,315
Other receivables	487,077	332,922
Prepayments and prepaid expense	353,628	181,534
Due from employees	105,868	34,434
Advances to suppliers	348,761	71,794
Amount due from JV Company, net	92,789,649	76,172,471
Amount due from related party	5,585,613	40,606,162
Deferred taxes assets	744,910	-

TOTAL CURRENT ASSETS	211,199,129	190,867,027

LONG-TERM ASSETS
Plant and equipment, net	19,539,908	20,525,126
Land use rights, net	12,934,208	12,935,121
Construction in progress	54,750,430	54,368,753
Long Term Investment	1,472,686	1,463,182
Investment in JV Company	86,034,442	90,337,899
Goodwill	322,591	322,591
Intangible assets	474,782	495,306
Other long term assets	155,020	154,019

TOTAL Long-Term Assets	175,684,067	180,601,997

TOTAL ASSETS	$386,883,196	$371,469,024

CURRENT LIABILITIES
Accounts payables	$91,647,247	$73,957,969
Other payables and accrued expenses	1,678,011	9,544,909
Short-term loans	36,894,649	36,656,553
Customer deposits	149,688	94,026
Notes payable	5,968,252	3,850,478
Income tax payable	1,822,276	624,276
Due to employees	11,944	9,423
Deferred taxes liabilities	-	2,374,924
Financial derivate - liability	537,250	3,823,590
Deferred income	-	13,726

Total Current Liabilities	138,709,317	130,949,874

LONG-TERM LIABILITIES
Deferred taxes liabilities	312,693	1,593,582
Financial derivate - liability	-	-
Total Long-Term Liabilities	312,693	1,593,582

TOTAL LIABILITIES	139,022,010	132,543,456

STOCKHOLDER'S EQUITY
Common stock, $0.001 par value; 100,000,000 shares authorized; 47,019,638 and 46,964,855 shares issued and outstanding at March 31,2016 and December 31,2015, respectively	47,020	46,965
Additional paid-in capital	219,886,837	212,564,334
Retained earnings (the restricted portion is $4,172,324 and $4,172,324 at March 31,2016 and December 31,2015, respectively)	31,144,340	31,055,919
Accumulated other comprehensive loss	(3,217,011)	(4,741,650)

TOTAL STOCKHOLDERS' EQUITY	247,861,186	238,925,568

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$386,883,196	$371,469,024

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND
COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended
	March 31,	March 31,
	2016	2015

REVENUES, NET	$50,657,893	$43,781,086

COST OF GOODS SOLD	43,939,795	37,410,353

GROSS PROFIT	6,718,098	6,370,733

OPERATING EXPENSES:
Research and development	205,968	571,020
Selling and marketing	46,335	113,895
General and administrative	8,032,882	3,780,648
Total Operating Expenses	8,285,185	4,465,563

INCOME(LOSS) FROM OPERATIONS	(1,567,087)	1,905,170

OTHER INCOME(EXPENSE):
Interest income	780,181	590,480
Interest expense	(442,079)	(598,591)
Change in fair value of financial instruments	3,286,340	4,750,300
Government grants	194,473	-
Share of profit after tax of JV	(4,822,470)	469,356
Other income, net	22,387	23,847
Total other income (loss), net	(981,168)	5,235,392

INCOME BEFORE INCOME TAXES	(2,548,255)	7,140,562

INCOME TAX BENEFIT (EXPENSE)	2,636,675	(1,008,909)

NET INCOME	88,420	6,131,653

OTHER COMPREHENSIVE INCOME
Foreign currency translation	1,524,639	493,211

COMPREHENSIVE INCOME	$1,613,059	$6,624,864

WEIGHTED AVERAGE SHARES OUTSTANDING BASIC	47,009,834	46,281,299
WEIGHTED AVERAGE SHARES OUTSTANDING DILUTED	47,027,744	46,397,993

NET INCOME PER SHARE, BASIC	$0.00	$0.13
NET INCOME PER SHARE, DILUTED	$0.00	$0.13

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended
	March 31, 2016	March 31, 2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$88,420	$6,131,653
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,223,243	1,479,384
Deferred taxes	(4,397,828)	-
Change in fair value of financial instruments	(3,286,340)	(4,750,300)
Share of profit after tax of JV Company	4,822,470	(469,356)
Stock Compensation cost	6,887,892	2,049,683

Changes in operating assets and liabilities, net of effects of acquisition:
(Increase) Decrease In:
Accounts receivable	(32,225,627)	(12,844,602)
Inventories	(7,815,491)	(11,246,265)
Other receivables	(144,118)	(65,602)
Due from employee	(67,798)	(10,225)
Prepayments and prepaid expenses	(441,602)	(527,687)
Amount due from JV Company	(15,899,018)	(19,570,708)

Increase (Decrease) In:
Accounts payable	16,975,799	31,915,168
Other payables and accrued liabilities	(7,875,311)	(1,438,571)
Customer deposits	54,289	1,365
Income Tax payable	1,165,635	(130,488)
Due from related party	34,781,767	-
Net cash used in operating activities	$(6,153,618)	$(9,476,551)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of plant and equipment, net	(29,696)	(233,343)
Disposal of land use rights and other intangible assets	13,767	-
Purchases of construction in progress	(28,140)	(39,266)
Issuance of notes receivable	(614,592)	(4,225,884)
Repayment of notes receivable	2,430,657	2,584,147
Short Term Investment	(1,455,727)	-
Net cash provided by (used in) investing activities	$316,269	$(1,914,346)

CASH FLOWS FROM FINANCING ACTIVITIES:
Restricted cash	-	(12,366,201)
Proceeds from short-term bank loans	-	6,338,475
Proceeds from notes payable	2,063,766	6,663,525
Warrant exercise	434,666	-
Net cash provided by financing activities	$2,498,432	$635,799

NET INCREASE IN CASH AND CASH EQUIVALENTS	(3,338,917)	(10,755,098)
Effect of exchange rate changes on cash	48,024	11,296
Cash and cash equivalents at beginning of year	16,738,559	26,379,460

CASH AND CASH EQUIVALENTS AT END OF PERIOD	13,447,666	15,635,658

SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	595,518	1,139,397
Interest paid	445,176	577,874